                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT
                              --------------------


     EMPLOYMENT AGREEMENT dated as of September 18, 1996 between Firearms Training Systems, Inc., a Delaware corporation (the "Company"), and Peter A. Marino (the "Executive").

     WHEREAS, the Company is the leading worldwide provider of small and supporting arms training simulators;

     WHEREAS, the Company desires to employ the Executive to serve as President and Chief Executive Officer of the Company, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:


     1.  EMPLOYMENT.  The Company hereby agrees to employ the Executive and the
         ----------
Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The initial term of employment of the Executive by the Company pursuant to this Agreement shall commence on October 15, 1996 and, unless earlier terminated pursuant to Section 4, shall end on March 31, 2002 (such period referred to herein as the "Initial Term"); provided that the terms of this Agreement shall be automatically extended as of each March 31, commencing March 31, 2002, for one additional year unless either the Company or the Executive shall have terminated the automatic extension provisions of this sentence by giving written notice to the other party at least 120 days prior to the then applicable termination date. (The Initial Term and any extension of the Initial Term pursuant to this Section 1 shall be referred to herein as the "Employment Period.")


     2.  POSITION AND DUTIES; RESPONSIBILITIES. (a)  Position and Duties.  The
         -------------------------------------       -------------------
Company shall employ the Executive during the Employment Period as its chief executive officer, with the title of President and Chief Executive Officer. The Executive shall report to the Board of Directors of the Company (the "Board") and not any other officer of the Company. During the Employment Period, the Executive shall perform faithfully and loyally and to the best of his abilities the duties assigned to him hereunder, and, except for the consulting and directorship activities listed in the following sentence or approved by the Board in accordance with this subsection, shall devote his full business time, attention and effort to the affairs of the Company and its subsidiaries and shall use his reasonable best efforts to promote the interests of the Company and its subsidiaries. The Executive's positions as (1) a director of Space Imaging, Inc., (2) a member of the Defense Science Board and
(3) a consultant to Raytheon E-Systems and Raytheon Company in accordance with a noncompetition and consulting agreement between the Executive, Raytheon E-Systems and Raytheon Company (the "Raytheon Agreement"), are hereby approved. The Executive may engage in charitable, civic or community activities and, with the prior approval of the Board, may serve as a director of any other business corporation, provided that such activities or service do not interfere with his duties hereunder or violate the terms of any of the covenants contained in Sections 7, 8 or 9. The Executive's principal office for the performance of his duties under this Agreement shall be located within the greater metropolitan area of a city in the United States with a population in such greater metropolitan area of at least one million (1,000,000).

     (b)  Responsibilities.  Subject to the powers, authority and
          ----------------
responsibilities vested in the Board and in duly constituted committees of the Board, the Executive shall have the authority and responsibility for the formulation and execution of the corporate policy of the Company. The Executive shall also perform such other duties (not inconsistent with the position of principal executive officer) on behalf of the Company and its subsidiaries as may from time to time be authorized or directed by the Board.


     3.  COMPENSATION.  (a)  Base Salary.  During the Employment Period, the
         ------------        -----------
Company shall pay to the Executive a base salary at the rate of $350,000 per annum ("Base Salary"), payable in accordance with the Company's executive payroll policy. Such Base Salary shall be reviewed annually, and shall be subject to such annual increases, if any, as determined by the Compensation

Committee of the Board. The Base Salary shall not be decreased during the Employment Period.

     (b)  Annual Bonus.  (1)  The Executive shall be entitled as of the end of
          ------------
each fiscal year to receive an annual incentive bonus payable in cash for each full fiscal year of the Company during the term of this Agreement, commencing with the fiscal year ending on March 31, 1998, in accordance with the formula set forth in this Section 3(b). The Executive shall also be entitled to receive an incentive bonus for the fiscal year of the Company ending on March 31, 1997 in the amount determined under paragraph (2) below, multiplied by a fraction, the numerator of which is the number of days of such fiscal year during which the Executive is employed by the Company and the denominator of which is 365. The formula set forth in this Section 3(b) shall not be changed, unless the bonus based on such formula is replaced by a bonus or incentive arrangement with substantially the same potential value and economic benefit to the Executive as the bonus based on the formula set forth herein. The annual incentive bonus to which the Executive is entitled pursuant to this Section 3(b) is referred to herein as the "Annual Bonus." Nothing in this Section 3(b) or this Agreement shall prohibit the Board from awarding the Executive an Annual Bonus in an amount greater than the Annual Bonus calculated in accordance with this Section 3(b) if the Board determines, in its sole discretion, that a greater bonus is appropriate.

     (2) The amount of the Annual Bonus to which the Executive shall be entitled shall be determined by multiplying the Maximum Bonus Amount by the Bonus Factor.

     (3) As used in this Section 3(b), the following terms have the meanings set forth below:

     (A) the "Bonus Factor" with respect to any fiscal year shall be determined under clause (i) or (ii) of this subparagraph (A), as the case may be, provided that the Bonus Factor shall in no event be less than zero and shall in no event exceed one.

     (i) if the EBITDA for such fiscal year is less than or equal to the EBITDA Target for such year, the Bonus Factor for such year shall be equal to:

     3.75 X ( (EBITDA/EBITDA Target) - 0.8 ).

     (ii) if the EBITDA for such fiscal year is greater than the EBITDA Target for such year, the Bonus Factor for such year shall be equal to:

     (1.25 X ( (EBITDA/EBITDA Target) - 1.0 )) + 0.75.

     (B) the term "EBITDA" shall have the same meaning assigned to such term in the Recapitalization and Stock Purchase and Sale Agreement dated as of June 5, 1996 among Firearms Training Systems International N.V., the Company and Centre Capital Investors II, L.P. and certain related entities.

     (C)  the term "EBITDA Target" shall mean,

     (i) with respect to the fiscal year of the Company ending in 1997, an amount equal to $32,086,000; and

     (ii) with respect to any subsequent fiscal year, the amount of the projected EBITDA of the Company set forth in the budget of the Company for such fiscal year, as approved by the Board.

     (D) for each fiscal year, the "Maximum Bonus Amount" shall be equal to $225,000, or such greater amount determined by the Compensation Committee of the Board, in its sole discretion.

     (4) Notwithstanding anything contained herein to the contrary, the amount of the Annual Bonus, or prorated Annual Bonus, as the case may be, payable pursuant to this Section 3(b) shall be rounded up or down, as the case may be, to the nearest multiple of $100.

     (5) The payment of each Annual Bonus shall be made within 30 days after the Company's independent accountants certify or otherwise issue an opinion concerning the Company's consolidated financial statements for the fiscal year to which such Annual Bonus relates.

     (6) If the Company's fiscal year changes, the provisions of this Section 3(b) shall be changed in an equitable manner to insure that the Executive's opportunity to earn the Annual Bonus is not materially and adversely affected.

     (c)  Signing Bonus.  Within 10 business days of the date of this Agreement,
          -------------
the Company shall pay a bonus to the Executive in the amount of $155,000. In the event that prior to the end of the 36-month period commencing on the date of this Agreement either the Executive voluntarily terminates his employment with the Company as described in Section 4(f), or the Company terminates the employment of the Executive for Cause (as hereinafter defined) as described in
Section 4(c), the Executive shall, within 30 days following the date of such termination of employment, repay to the Company an amount equal to $75,000 multiplied by a fraction, the numerator of which is the number of full months remaining in such 36-month period, and the denominator of which is 36. Such repayment obligation shall terminate on the earliest to occur of (a) the end of such 36-month period, (b) termination of the Executive's employment by the Company other than for Cause and (c) termination of employment with the Company by the Executive for Good Reason (as defined below). For purposes of this subsection, the employment of the Executive shall not be deemed to have been terminated for Cause until the expiration of the 10-day period described in
Section 4(c) following the date on which the Cause Notice (as hereinafter defined) is provided to the Executive and such notice is not rescinded in accordance with such section.

     (d)  Stock Options.  As of the date of this Agreement, the Executive shall
          -------------
be entitled to receive a grant of nonqualified stock options under the Firearms Training Systems, Inc. Stock Option Plan (the "Stock Option Plan") as follows:

     (1) The Executive shall be granted an option to purchase from the Company 213,000 shares of its Class A Common Stock, $0.00001 par value ("Common Stock"), at the price of $5.40 per share, under the terms and conditions described in the Stock Option Agreement Series A, to be entered into by the Executive and the Company.

     (2) The Executive shall be granted an option to purchase from the Company an additional 213,000 shares of Common Stock, at the price of $5.40 per share, under the terms and conditions described in the Stock Option Agreement Series B, to be entered into by the Executive and the Company; provided that, notwithstanding Section 2.2(a)(iv) of such stock option agreement, the Committee (as defined in the Firearms Training Systems, Inc. Stock Option Plan) may cause the Executive's option to become exercisable with respect to some or all of the shares subject to the option on the date of grant based on the Committee's review of the performance of the Company and the Executive at the end of the fiscal years ending in 1997, 1998 and 1999, respectively, relative to targets and objectives established by the Committee at the beginning of each such fiscal year.

     (e)  Stock Award.  In consideration for compensation foregone, as of the
          -----------
date of this Agreement the Executive shall be awarded 22,200 shares of Common Stock in accordance with the terms and subject to the conditions of the Stock Award Agreement, to be entered into by the Executive and the Company.

     (f)  Relocation Expenses.  The Company shall pay the Executive's reasonable
          -------------------
expenses related to the relocation of his residence to the Atlanta metropolitan area and the sale of his residence in the Dallas metropolitan area in accordance with the Company's relocation policy applicable to the chief executive officer.

     (g)  Other Benefits.  During the Employment Period, the Executive shall be
          --------------
entitled to participate, on terms at least as favorable as any other executive of the Company, in the Company's employee benefit plans generally available to senior executives of the Company, including group medical, dental, life, accidental death and disability, short-term disability, long-term disability and business travel accident plans and profit sharing retirement plan (all such benefits being hereinafter referred to as the "Employee Benefits"). During the Employment Period, the Executive shall be permitted first class air travel in connection with the performance of his duties under this Agreement. The Executive shall be entitled to take time off for vacation of up to four weeks duration during any calendar year (prorated for a partial calendar year) or illness in accordance with the

Company's policy for senior executives and to receive all other fringe benefits as are from time to time made generally available to senior executives of the Company.

     (h)  Expense Reimbursement.  During the Employment Period, the Company
          ---------------------
shall reimburse the Executive for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies and procedures. These expenses shall include reasonable dues and fees for professional activities related to conducting his duties under this Agreement.


     4.  TERMINATION.  (a)  Death.  Upon the death of the Executive, this
         -----------        -----
Agreement shall automatically terminate and all rights of the Executive and his heirs, executors and administrators to compensation and other benefits under this Agreement shall cease, except for compensation which shall have accrued to the date of death, including accrued Base Salary and prorated Annual Bonus.

     (b)  Disability.  The Company may, at its option, terminate this Agreement
          ----------
upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of his position with or without reasonable accommodation required of him hereunder for a continuous period of 120 days or any 180 days out of any 12-month period.
Upon such termination, all obligations of the Company hereunder shall cease, except for compensation which shall have accrued to the date of termination, including accrued Base Salary and prorated Annual Bonus. In the event of any dispute regarding the existence of the Executive's incapacity hereunder, the matter shall be resolved by the determination of a physician qualified to practice medicine in the state of the Executive's residence to be selected by the Board. The Executive shall have the right to require a second opinion from a physician qualified to practice medicine in the state of the Executive's residence, as selected by the Executive. If the initial and second opinions are inconsistent, the matter shall be resolved by a third opinion from a physician qualified to practice medicine as selected by agreement between the Company and the Executive. For purposes of this subsection, the Executive shall submit to appropriate medical examinations.

     (c)  Cause.  (i)  The Company may, at its option, terminate the Executive's
          -----
employment under this Agreement for Cause (as hereinafter defined). Any such termination for Cause shall be authorized by the Board. The Executive shall be given written notice by the Company of the intention to terminate his employment hereunder for Cause (the "Cause Notice"). The Cause Notice shall state the particular action(s) or inaction(s) giving rise to termination for Cause. The Executive shall have 10 days after the Cause Notice is given to cure the particular action(s) or inaction(s), to the extent a cure is possible. If the Executive so effects a cure to the satisfaction of the Board, the Cause Notice shall be deemed rescinded and of no force or effect.

     (ii) As used in this Agreement, the term "Cause" shall mean any one or more of the following:

     (A) the Executive's refusal to perform his duties under this Agreement or to perform specific directives of the Board which are consistent with the scope and nature of the Executive's duties and responsibilities as set forth herein;

     (B) the Executive's intentional act of fraud, embezzlement or theft in connection with his duties hereunder or in the course of his employment hereunder or any prior employment, or the Executive's admission or conviction of a felony or of any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation;

     (C) any gross negligence or willful misconduct of the Executive resulting in a material loss to the Company or any of its subsidiaries, or significant damage to the reputation of the Company or any of its subsidiaries;

     (D) any breach by the Executive of any one or more of the covenants contained in Section 7, 8 or 9 hereof resulting in a material adverse effect upon the Company or any of its subsidiaries; or

     (E) any significant violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries.

     (iii) The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4(c) shall not abrogate the rights or remedies of the Company or the Executive in respect of the breach giving rise to such termination.

     (iv) If the Company terminates the Executive's employment for Cause, he shall be entitled to:

     (A) accrued Base Salary through the date of the termination of his employment;

     (B) any Annual Bonus owing but not yet paid for any fiscal year ended on or before the Executive's termination of employment for Cause;

     (C) other Employee Benefits to which the Executive is entitled upon his termination of employment with the Company, in accordance with the terms of the plans and programs of the Company.

     (v) Notwithstanding anything to the contrary contained in this Agreement, if, following a termination of the Executive's employment for Cause, an arbitrator appointed pursuant to Section 14, or a court of competent jurisdiction in a final determination, determines that the Executive was not guilty of the conduct that formed the basis for the termination, the Executive shall be entitled, as damages for breach of this Agreement, to the payments and the economic equivalent of the benefits he would have received had his employment been terminated by the Company without Cause.

     (d)  Termination Without Cause.  If, during the Employment Period, the
          -------------------------
Board terminates the employment of the Executive hereunder for any reason other than a reason set forth in subsections (a), (b) or (c) of this Section 4:

     (i) concurrent with such termination, the Executive shall be entitled to receive the payments and benefits specified by Sections 4(c)(iv)(A) through 4(c)(iv)(C) hereof, inclusive; and

     (ii) the Company shall continue to pay the Executive his Base Salary which would otherwise be payable hereunder for the duration of (x) the Initial Term, if such termination occurs during the Initial Term, or (y) any extended term (without further extension), if such termination occurs during the term as extended pursuant to Section 1.

Notwithstanding clause (ii) of this subsection, the amounts payable to the Executive under such clause shall be reduced by the amount of salary, bonus or other compensation which the Executive receives from a subsequent employer. If the Executive's employment with the Company terminates pursuant to this subsection (d) prior to October 15, 1999, the Executive shall use reasonable efforts to seek other employment for this purpose, provided that in no event shall the Executive be required to accept a position of employment with another employer of a substantially different character, or of substantially lesser compensation and benefits, than the Executive's position with the Company as contemplated in this Agreement, nor shall the Executive be required to accept a position with another employer the principal office location of which is located outside any greater metropolitan area of a city in the United States with a population in such greater metropolitan area of at least one million (1,000,000).

     (e)  Voluntary Termination for Good Reason.  Upon 30 days prior written
          -------------------------------------
notice to the Company (or such shorter period as may be permitted by the Board), the Executive may voluntarily terminate his employment with the Company prior to the end of the Employment Period for Good Reason (as defined below). If the Executive voluntarily terminates his employment pursuant to this subsection (e), the Executive shall be entitled to receive the payments and benefits specified by Section 4(d), payable in accordance with and subject to the conditions of such Section. For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive of duties inconsistent with the position of Chief Executive Officer of the Company or (ii) the assignment of the Executive to a position of lesser dignity. Any dispute which may arise concerning whether a voluntary termination of employment by the Executive is for Good Reason shall be resolved by an arbitrator appointed pursuant to Section 14.

     (f)  Other Voluntary Termination.  Upon 60 days prior written notice to the
          ---------------------------
Company (or such shorter period as may be permitted by the Board), the Executive may voluntarily terminate his employment with the Company prior to the end of the Employment Period for any reason other than for Good Reason. If the Executive voluntarily terminates his employment pursuant to this subsection (f), he shall be entitled to the payments specified by Sections 4(c)(iv)(A) through 4(c)(iv)(C) hereof, inclusive.


     5.  FEDERAL AND STATE WITHHOLDING.  The Company shall deduct from the
         -----------------------------
amounts payable to the Executive pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with the Executive's Form W-4 on file with the Company, and all applicable federal employment taxes.


     6.  STOCK PURCHASE.  Promptly following execution of this Agreement, the
         --------------
Executive shall purchase from the Company 37,000 shares of Common Stock, in accordance with the terms and subject to the conditions of the Management Shares Agreement, to be entered into by the Executive, the Company and certain other parties to be named therein.


     7.  NONCOMPETITION; NONSOLICITATION.  (a)  The Executive acknowledges that
         -------------------------------
in the course of his employment with the Company pursuant to this Agreement he will become familiar with trade secrets and customer lists of, and other confidential information concerning, the Company and its subsidiaries and that his services will be of special, unique and extraordinary value to the Company and its subsidiaries.

     (b) The Executive agrees that during the period of his employment with the Company, the period, if any, during which the Executive is receiving payments from the Company pursuant to Section 4, and for a period of two years thereafter (the "Noncompetition Period") he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business, in which the Executive was involved or had knowledge, being conducted by, or contemplated by, the Company or any of its subsidiaries as of the termination of the Executive's employment in any geographic area in which the Company or any of its subsidiaries is then conducting such business.

     (c) The Executive further agrees that during the Noncompetition Period he shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever, or (ii) in connection with any business to which Section 7(b) applies, call on, service, solicit or otherwise do business with any customer of the Company or any of its subsidiaries.

     (d) Nothing in this Section 7 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Executive has no active participation in the business of such corporation.

     (e) If, at any time of enforcement of this Section 7, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section.


     8.  CONFIDENTIALITY.  The Executive shall not, at any time during the
         ---------------
Employment Period or thereafter, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or of any of its subsidiaries or (ii) other technical, business, proprietary or financial information of the Company or of any of its subsidiaries not available to the public generally or to the competitors of the Company or to the competitors of any of its subsidiaries ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of the Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency or (c) is necessary to perform properly the Executive's duties under this Agreement. Promptly following the termination of the Employment Period, the Executive shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which he may then possess or have under his control (together with all copies thereof); provided,
                                                                      --------
however, that the Executive may retain copies of such documents as are necessary
-------
for the preparation of his federal or state income tax returns.


     9.  INVENTIONS.  The Executive hereby assigns to the Company his entire
         ----------
right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Executive or developed or acquired by him during the Employment Period, which may pertain directly or indirectly to the business of the Company or any of its subsidiaries. The Executive agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Executive shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its subsidiaries to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.


     10.  ENFORCEMENT.  The parties hereto agree that the Company and its
          -----------
subsidiaries would be damaged irreparably in the event that any provision of
Section 7, 8 or 9 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors or permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). Each of the parties agrees that he or it will submit himself or itself to the personal jurisdiction of the courts of the State of New York in any action by the other party to enforce an arbitration award against him or it or to obtain interim injunctive or other relief pending an arbitration decision.


     11.  EXECUTIVE REPRESENTATIONS.  The Executive represents and warrants to
          -------------------------
the Company that (i) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, (ii) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity, other than the Raytheon Agreement, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).


     12.  COMPANY REPRESENTATIONS.  The Company represents and warrants to the
          -----------------------
Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound, and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     13.  SURVIVAL.  Sections 7, 8 and 9 of this Agreement shall survive and
          --------
continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.


     14.  ARBITRATION.  Any dispute or controversy between the Company and the
          -----------
Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in New York, New York administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.


     15.  REIMBURSEMENT OF LEGAL EXPENSES.  If any contest or dispute shall
          -------------------------------
arise involving the Executive's employment with the Company, including any contest or dispute (i) under this Agreement, (ii) involving termination of the Executive's employment with the Company or (iii) involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Executive, on a current basis, for all legal fees and expenses (including expert witness fees and the Executive's and such witnesses' reasonable travel expenses incurred in connection with pursuing or defending such contest or dispute), if any, incurred by the Executive in connection with such contest or dispute; provided, however, that in the event the final judgment
                         --------  -------
or arbitral resolution of any such contest or dispute includes a final, nonappealable finding denying, in whole or in part, the Executive's claims in such contest or dispute, the Executive shall be required to reimburse the Company, over a period not to exceed 12 months from the date of such resolution or settlement, for that portion of the sums advanced to the Executive pursuant to this Section 15 which relate, to the extent reasonably ascertainable, primarily to the Executive's claims so denied.


     16.  NOTICES.  All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following addresses of the other party hereto and his or its counsel (or such other address for such party or his or its counsel as shall be specified by notice given pursuant to this Section) or
(b) sent by facsimile to the following facsimile numbers of the other party hereto and his or its counsel (or such other facsimile number for such party or his or its counsel as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the addresses of such party and his or its counsel pursuant to this Section:

     (a)  if to the Company, to:

     Firearms Training Systems, Inc.
     Attention:  Corporate Secretary
     7340 McGinnis Ferry Road
     Suwanee, Georgia  30174
     Facsimile No.:  (770) 813-0741
     with copies to:

     Mr. Paul Zepf
     Centre Partners Management LLC
     30 Rockefeller Plaza, Suite 5050
     New York, New York  10020
     Facsimile No.:  (212) 332-5801

     and

     James G. Archer, Esq.
     Sidley & Austin
     875 Third Avenue
     New York, New York  10022
     Facsimile No.:  212-906-2021


     (b)  if to the Executive, to:

     Mr. Peter A. Marino
     (at his most recent home address and/or
     facsimile number on file with the Company)

     with a copy to:

     R. Matthew Molash, Esq.
     Hughes & Luce, L.L.P.
     1717 Main Street, Suite 2800
     Dallas, Texas  76201
     Facsimile No.:  (214) 969-6100


     17.  SEVERABILITY.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     18.  ENTIRE AGREEMENT.  This Agreement, and the agreements referenced
          ----------------
herein, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.


     19.  SUCCESSORS AND ASSIGNS.  This Agreement shall be enforceable by the
          ----------------------
Executive and his heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns. Any successor of the Company shall assume the liabilities of the Company hereunder.


     20.  GOVERNING LAW.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.


     21.  AMENDMENT AND WAIVER.  The provisions of this Agreement may be amended
          --------------------
or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


     22.  COUNTERPARTS.  This Agreement may be executed in two counterparts,
          ------------
each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


     FIREARMS TRAINING SYSTEMS, INC.


     By:/s/ Lester Pollack  /s/ Jonathan H. Kagan
        -----------------------------------------

            Chairman of
     Title: the Board             Secretary
           --------------------------------------



                   /s/ Peter A. Marino
            -------------------------------------
                       Peter A. Marino